Exhibit 99.1

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

David Strow

(702) 792-7386

davidstrow@boydgaming.com

BOYD GAMING COMPLETES ACQUISITION

OF ALIANTE CASINO HOTEL AND SPA

LAS VEGAS – SEPTEMBER 27, 2016 — Boyd Gaming Corporation (NYSE: BYD) today announced that it has completed its acquisition of ALST Casino Holdco, LLC, the holding company of Aliante Casino Hotel and Spa.

Aliante is Boyd Gaming’s first casino property in North Las Vegas, Nev., and its 10th property in the Las Vegas Valley. The Company now owns and operates 22 casino properties in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi.

“As the premier gaming asset in North Las Vegas, Aliante provides a tremendous opportunity to participate in the long-term growth of the northern part of the Las Vegas Valley,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “We see a bright future ahead for Aliante, and we look forward to working with its talented team members in helping the property realize its full potential.”

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this press release are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

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